AMENDMENT NO. 11

TO

SUPPLIER PARTNERING AGREEMENT

THIS AMENDMENT TO SUPPLIER PARTNERING AGREEMENT (this “Amendment”), dated as of December 17, 2024, (the “Amendment Effective Date”) is made and entered into by and between Pacesetter, Inc., with offices at 15900 Valley View Court, Sylmar, California, 91342 (“Buyer”), and NVE Corporation, with a principal place of business at 11409 Valley View Rd, Eden Prairie, Minnesota, 55344-3617 (“Seller”).

RECITALS

A.Buyer and Seller are parties to that certain SUPPLIER PARTNERING AGREEMENT with an effective date of January 1, 2006; Amendment No. 1 with an effective date of September 6, 2007; Amendment No. 2 with an effective date of December 15, 2009; Amendment No. 3 with an effective date of September 13, 2010; Amendment No. 4 with an effective date of February 1, 2011; Amendment No. 5 with an effective date of April 20, 2016; Amendment No. 6 with an effective date of December 16, 2020; Amendment No. 7 with an effective date of April 12, 2021;Amendment No. 8 with an effective date of November 10, 2021; Amendment No. 9 with an effective date of December 5, 2022; and Amendment No. 10 with an effective date of December 5, 2023 (collectively the “Agreement”).

B.Buyer and Seller now wish to amend the terms of Agreement as set forth in this Amendment.

NOW, THEREFORE, Buyer and Seller agree to amend the Agreement as follows:

1.  A new Section 10.9 is hereby added to the Agreement as follows:

10.9 Trade Controls.  Seller hereby represents and warrants, that Seller, its affiliates, agents, subcontractors, and employees performing services relating to this Agreement: (a) shall comply with applicable Trade Controls; (b) are not Sanctioned Persons; and (c) will not supply any Product or Sub-Component, in whole or in part, that directly or indirectly (i) has been produced, manufactured, extracted, or processed in a Sanctioned Area or (ii) has been procured from a Sanctioned Person. Seller shall impose the requirements in (a), (b), and (c) on all sub-suppliers of any Sub-Component and shall use commercially reasonable efforts to request that its sub-suppliers in turn impose such requirements on their upstream suppliers. Seller agrees to reasonably cooperate with Abbott to maintain compliance with applicable Trade Controls.  The following defined terms shall apply to this Section 12.5: “Sub-Component” means a tangible part or element of a Product, including, by way of example, and not limitation, raw materials, packaging, or semi-assembled components that are used to produce a finished Product.  “Product” means any product that is purchased under the Agreement, as may be set forth and/or further defined in an Exhibit to this Agreement, or in a Purchase Order.  “Sanctioned Area” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, and as may be updated from time to time by Office of Foreign Assets Control of the U.S. Department of the Treasury).  “Sanctioned Person” means (a) any person listed in a Trade Controls-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom, (b) any person operating, organized or resident in a Sanctioned Area, or (c) any person owned or controlled by, or acting for or on behalf of, any such person described in clauses (a) or (b). “Trade Controls” means economic and financial sanctions, trade embargoes, and import and export control Laws of the United States, the United Nations, the European Union, the United Kingdom or any other relevant authority unless in conflict with Laws of the United States.

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2. Section 1, Term of Agreement, is hereby deleted and replaced with the following:

1.Term of Agreement.  This Agreement begins on January 1,2006 and will remain in force through December 31, 2025, unless terminated earlier.

3. Attachment 1 is hereby amended to reflect a 2025 price of the following:

Part Number 1071000-001 increase from current price of $** to $**; Part Number 100101124 increase from current price of $** to $** and Part Number 100127071 increase from current price of $** to $**. These increases are effective with all shipments made after December 31, 2024.

4. If any provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail.  Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

5. Each party represents that it has authority to enter into this Amendment.  This Amendment may be executed in counterparts, each of which for all purposes shall be deemed an original, and all of which constitute, collectively, one agreement.  Facsimile or electronically transmitted signatures shall be deemed effective as originals.

The parties have caused this Amendment to be signed by their duly authorized representatives, effective as of the Amendment Effective Date.

Pacesetter, Inc. By: /s/ Jonathan Harrington Name: Jonathan Harrington Title: DVP OPERATIONS+SUPPLY CHAIN Date: 10 Feb 2025	NVE Corporation By: /s/ Daniel A. Baker Name: Daniel A. Baker Title: President & CEO Date: 1/27/25

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